Exhbit 23.1



                              ACCOUNTANT'S CONSENT



The Board of Directors
The First National Bank of Altavista

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




Roanoke, Virginia                           /s/ KPMG Peat Marwick LLP
Peat Marwick LLP
January 24, 1997